UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 19, 2011

Heron Lake BioEnergy, LLC

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-51825	41-2002393
(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue Heron Lake, MN	56137-1375
(Address Of Principal Executive Offices)	(Zip Code)

(507) 793-0077

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 7 and 9 are not applicable and therefore omitted.

ITEM 8.01              OTHER EVENTS.

As previously reported, on May 19, 2011, Heron Lake BioEnergy, LLC (the “Company”) closed on the sale of 7,000,000 capital units to Project Viking, L.L.C. for $3,500,000.  The closing on the Project Viking subscription, together with the previously reported amendments to the Company’s loan agreements with its lender AgStar Financial Services, PCA, enable the Company to fund its commitment to make $2,200,000 of capital contributions to Agrinatural Gas, LLC, a Delaware limited liability company (“Agrinatural Gas”).  Agrinatural Gas is the company formed to construct, own and operate a natural gas pipeline from an interconnection with the Northern Border interstate natural gas transmission line approximately seven miles southwest of Jeffers, Minnesota and terminating within the city limits of Heron Lake, Minnesota, which pipeline will provide natural gas to the Company’s ethanol production facility.  The closing on the Project Viking subscription and the loan amendments with AgStar also enable the Company to fund the cost of converting the Company’s ethanol production facility from a coal-fired facility to a natural gas-fired facility.

In consideration of its commitments to make capital contributions to Agrinatural Gas, the Company received a 73% ownership interest in Agrinatural Gas.  The Company will make its capital contributions to and hold its 73% ownership interest in Agrinatural Gas through its newly-formed, wholly-owned subsidiary HLBE Pipeline Company, LLC (“HLBE Pipeline”).  Agrinatural Gas will be governed by a 5-person board, and HLBE Pipeline has the right to appoint three persons to the Agrinatural board.  The capital contribution commitment and other rights and obligations of HLBE Pipeline with respect to Agrinatural Gas are set forth in an Amended and Restated Limited Liability Company Agreement (“LLC Agreement”) that HLBE Pipeline entered into with Rural Energy Solutions LLC on May 13, 2011.  Rural Energy Solutions LLC holds the remaining 27% ownership interest in Agrinatural Gas.

In connection with the construction and financing of the natural gas pipeline, the Company also entered into a Firm Gas Transportation Agreement with Agrinatural Gas on May 13, 2011 to provide the Company with natural gas to its Heron Lake ethanol production facility.  The Firm Gas Transportation Agreement provides for an “in service” date of October 15, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

By:	/s/ Robert J. Ferguson
Robert J. Ferguson
Chief Executive Officer

Date:       May 25, 2011